Exhibit 99.1

Contact:
Marshall Loeb, President and CEO
Brent Wood, CFO
EastGroup Properties Announces	(601) 354-3555

First Quarter 2020 Results

First Quarter 2020 Results

•
Net Income Attributable to Common Stockholders of $0.60 Per Share for First Quarter 2020 Compared to $0.62 Per Share for First Quarter 2019 (First Quarter 2019 Included Gains on Sales of Real Estate Investments of $2.3 Million, or $0.06 Per Share; There Were No Sales in First Quarter 2020)

•	Funds from Operations of $1.31 Per Share for First Quarter 2020 Compared to $1.20 Per Share for First Quarter 2019, an Increase of 9.2%

•
Same Property Net Operating Income for the Same Property Pool Excluding Income From Lease Terminations for First Quarter 2020 Increased 1.7% on a Straight-Line Basis and 3.7% on a Cash Basis Compared to First Quarter 2019

•	97.3% Leased and 96.7% Occupied as of March 31, 2020; Average Occupancy of 96.8% for the First Quarter

•	Rental Rates on New and Renewal Leases Increased an Average of 24.6% on a Straight-Line Basis

•	Acquired a 50,000 Square Foot Operating Property for $6 Million

•	Acquired 128 Acres of Development Land for $22 Million

•	Started Construction of Two Development Projects Containing 274,000 Square Feet with Projected Total Costs of $32 Million

•	Transferred Five Development Projects (498,000 Square Feet) to the Real Estate Portfolio

•	Development and Value-Add Program Consisted of 25 Projects (3.9 Million Square Feet) at March 31, 2020 with a Projected Total Investment of $403 Million

•	Closed a $100 Million Senior Unsecured Term Loan with a Seven-Year Term and an Effective Fixed Interest Rate of 2.39%

•	Declared 161st Consecutive Quarterly Cash Dividend: $0.75 Per Share

•	Issued 105,837 Shares of Common Stock Pursuant to the Company’s Continuous Common Equity Offering Program at an Average Price of $141.73 Per Share for Gross Proceeds of $15 Million

•	Remaining Available Capacity of $312 Million on the $395 Million Revolving Lines of Credit as of March 31, 2020

JACKSON, MISSISSIPPI, April 30, 2020 - EastGroup Properties, Inc. (NYSE: EGP) (the “Company”, “we”, “us” or “EastGroup”) announced today the results of its operations for the three months ended March 31, 2020.

Commenting on EastGroup’s performance, Marshall Loeb, CEO, stated, “Our first quarter results reflect the strength and depth of our team and the quality of our portfolio during a ‘normal economic’ period. Unfortunately, the world economy has paused. As a result, our focus has shifted to operations. During this time, our attention is on maintaining occupancy and cash flow and working with those tenants who need financial help. When we re-open our economy, we believe our last mile, shallow bay portfolio will be uniquely positioned to benefit from the anticipated shift towards carrying more inventory, incremental manufacturing in the U.S. or near shoring in Mexico, and a change in shopping patterns leading to increased e-commerce demand.”

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

EARNINGS PER SHARE

On a diluted per share basis, earnings per common share (“EPS”) were $0.60 for the three months ended March 31, 2020, compared to $0.62 for the same period of 2019. The Company’s property net operating income (“PNOI”) increased by $6,421,000 ($0.16 per share) for the three months ended March 31, 2020, as compared to the same period of 2019. Depreciation and amortization expense increased by $4,146,000 ($0.11 per diluted share) during the first quarter of 2020 as compared to the same period of 2019. Also, EastGroup recognized gains on sales of real estate investments of $2,325,000 ($0.06 per share) during the three months ended March 31, 2019; there were no sales during the first quarter of 2020.

FUNDS FROM OPERATIONS AND PROPERTY NET OPERATING INCOME

For the quarter ended March 31, 2020, funds from operations attributable to common stockholders (“FFO”) were $1.31 per share compared to $1.20 per share for the same quarter of 2019, an increase of 9.2%.

PNOI increased by $6,421,000, or 11.4%, during the quarter ended March 31, 2020, compared to the same period of 2019. PNOI increased $4,364,000 from newly developed and value-add properties, $2,036,000 from 2019 and 2020 acquisitions and $1,251,000 from same property operations (based on the same property pool); PNOI decreased $1,188,000 from operating properties sold in 2019.

The same property pool PNOI Excluding Income from Lease Terminations increased 1.7% on a straight-line basis for the quarter ended March 31, 2020, compared to the same quarter in 2019; on a cash basis (excluding straight-line rent adjustments and amortization of above/below market rent intangibles), same PNOI increased 3.7%.

The same property pool for the first quarter of 2020 includes properties which were included in the operating portfolio for the entire period from January 1, 2019 through March 31, 2020; this pool is comprised of properties containing 38,737,000 square feet.

On a straight-line basis, rental rates on new and renewal leases (5.9% of total square footage) increased an average of 24.6% for the first quarter.

FFO, FFO Excluding Gain on Casualties and Involuntary Conversion, PNOI and Same PNOI are non-GAAP financial measures, which are defined under Definitions later in this release.  Reconciliations of Net Income to PNOI and Same PNOI, and Net Income Attributable to EastGroup Properties, Inc. Common Stockholders to FFO and FFO Excluding Gain on Casualties and Involuntary Conversion are presented in the attached schedule “Reconciliations of GAAP to Non-GAAP Measures.”

IMPACT OF THE COVID-19 PANDEMIC

On March 11, 2020, the World Health Organization characterized COVID-19 as a pandemic. Global, national and local economies are being impacted by the pandemic and the mitigation efforts to combat the spread of COVID-19.

During the three months ended March 31, 2020, COVID-19 did not have a material adverse impact on the Company’s revenues as monthly rent payments generally were due by early March, prior to the beginning of the more significant economic impacts in the United States.

As of April 29, 2020, April rent collections stand at approximately 94% of rent charges, which is slightly lower than typical collections in pre-COVID-19 months, but the Company has not experienced a significant decline in rent collections thus far. We have received rent relief requests, in the form of payment deferral requests or requests to waive certain rent charges, from approximately 26% of our customers. These requests are being handled on a case-by-case basis and the Company’s responses are largely dependent on our understanding of the financial strength of the customer, the operational and earnings impacts being experienced by the customer, and the customer’s ability or inability to obtain capital through debt or equity issuances, government assistance programs or by other means. Many of our customers have qualified for government assistance programs related to COVID-19; such programs are helping to

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

support their cash flows and enabling them to meet their rent obligations to date. As of April 29, 2020, rent concessions and rent payment deferrals have not been material; however, we are actively monitoring the evolving situation, and we anticipate the impacts to be greater in future months. As shown under Outlook for 2020, we project a decline in our operating results during 2020, as compared to our initial projections which were disclosed in a press release dated February 6, 2020.

We believe EastGroup’s financial condition and balance sheet remain strong. As of March 31, 2020, the outstanding balance on our $395 million unsecured revolving credit facilities was $83 million, providing $312 million of available capacity. We have not drawn amounts on our unsecured revolving credit facilities, except for general corporate purposes in the ordinary course of business. The Company is in compliance with its debt covenants and anticipates remaining in compliance during the foreseeable future.

As of April 29, 2020, the Company’s lease expirations for the remainder of 2020 represent 8.0% of our total operating portfolio square footage. As shown in the Outlook for 2020 section of this release, the Company anticipates a decline in occupancy during the remainder of 2020. Although we continue to execute leases with customers, leasing prospects for the operating portfolio and development and value-add properties have slowed. Our ability or inability to continue leasing space will impact our occupancy for the remainder of the year.

The Company has been continuing construction on already-active development and value-add projects. During the second quarter, we do not anticipate starting construction on any new speculative development projects. As shown under Outlook for 2020, we adjusted our projected development starts for 2020 downward. We will continue to monitor the economic conditions of our markets to determine whether to begin construction on future development projects.

We expect COVID-19 to negatively impact EastGroup’s overall financial condition, results of operations and cash flows. The magnitude of such impacts will depend largely on the severity and duration of the economic downturn and its affect on our customers, and cannot be predicted at this time.

ACQUISITIONS

In late February 2020, the Company acquired Wells Point One for $6.2 million. The 50,000 square foot, multi-tenant business distribution building is located in the northeast submarket of Austin and is 100% leased to three tenants.

Also during the first quarter of 2020, EastGroup acquired 6.7 acres of land in Dallas for $1.7 million; the land is located near the Company’s Arlington Tech Centre and will accommodate the future development of a 77,000 square foot business distribution building.

In March 2020, the Company acquired 121.5 acres of land in Orlando for $20.5 million. EastGroup has future plans to develop Horizon West Commerce Park on the site; the multi-phase project is expected to include 11 buildings with approximately 1.5 million square feet.

As noted above, the Company will continue to monitor the economic conditions of our markets to determine whether to begin construction on future development projects.

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

DEVELOPMENT AND VALUE-ADD PROPERTIES

During the first quarter of 2020, EastGroup began construction of two development projects. The buildings will contain a total of 274,000 square feet and have projected total costs of $32.2 million.

The development projects started during the first quarter of 2020 are detailed in the table below:

Development Projects Started in 2020	Location	Size	Anticipated Conversion Date	Projected Total Costs
		(Square feet)		(In thousands)

Gateway 4	Miami, FL	197,000	05/2021	$23,800
SunCoast 7	Ft. Myers, FL	77,000	10/2021	8,400
Total Development Projects Started		274,000		$32,200

At March 31, 2020, EastGroup’s development and value-add program consisted of 25 projects (3,864,000 square feet) in 13 cities. The projects, which were collectively 36% leased as of April 29, 2020, have a projected total cost of $402.7 million.

During the first quarter of 2020, EastGroup transferred (at the earlier of 90% occupied or one year after completion/value-add acquisition date) five development and value-add projects to the real estate portfolio. The projects, which are located in Dallas, Austin and Charlotte, contain a total of 498,000 square feet and are 93% leased.

The development and value-add properties transferred to the real estate portfolio during the first quarter of 2020 are detailed in the table below.

Development and Value-Add Properties Transferred to Real Estate Properties in 2020	Location	Size	Conversion Date	Cumulative Cost as of 3/31/20	Percent Leased as of 4/29/20
		(Square feet)		(In thousands)

Logistics Center 6 & 7 (1)	Dallas, TX	142,000	01/2020	$15,773	100%
Settlers Crossing 1	Austin, TX	77,000	01/2020	9,407	100%
Settlers Crossing 2	Austin, TX	83,000	01/2020	8,616	80%
Parc North 5	Dallas, TX	100,000	02/2020	8,785	84%
Airport Commerce Center 3	Charlotte, NC	96,000	03/2020	8,891	100%
Total Projects Transferred		498,000		$51,472	93%

(1) This value-add project was acquired by EastGroup.

DIVIDENDS

EastGroup declared a cash dividend of $0.75 per share in the first quarter of 2020. The first quarter dividend, which was paid on April 15, 2020, was the Company’s 161st consecutive quarterly cash distribution to shareholders.  The Company has increased or maintained its dividend for 27 consecutive years and has increased it 24 years over that period, including increases in each of the last eight years.  The annualized dividend rate of $3.00 per share yielded 2.7% on the closing stock price of $111.01 on April 29, 2020.

FINANCIAL STRENGTH AND FLEXIBILITY

EastGroup continues to maintain a strong and flexible balance sheet.  Debt-to-total market capitalization was 23.5% at March 31, 2020.  For the first quarter of 2020, the Company’s interest and fixed charge coverage ratio was 7.06x and its ratio of debt to earnings before interest, taxes, depreciation and amortization for real estate (“EBITDAre”) was 5.24x. EBITDAre is a non-GAAP financial measure defined under Definitions later in this release. A reconciliation of Net Income to EBITDAre is presented in the attached schedule “Reconciliations of GAAP to Non-GAAP Measures.”

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

During the first quarter, EastGroup issued and sold 105,837 shares of common stock under its continuous common equity offering program at an average price of $141.73 per share, providing gross proceeds to the Company of approximately $15 million.

In late March 2020, the Company closed a $100 million senior unsecured term loan with a seven-year term and interest only payments. It bears interest at the annual rate of LIBOR plus an applicable margin based on the Company’s senior unsecured long-term debt rating. The Company also entered into an interest rate swap agreement to convert the loan’s LIBOR rate component to a fixed interest rate for the entire term of the loan, providing a total effective fixed interest rate of 2.39%.

OUTLOOK FOR 2020

In light of the COVID-19 pandemic, EPS for 2020 is now estimated to be in the range of $2.07 to $2.19.  Estimated FFO per share attributable to common stockholders for 2020 is now estimated to be in the range of $5.11 to $5.23. The table below reconciles projected net income attributable to common stockholders to projected FFO. The estimated net income attributable to common stockholders is not a projection and is provided solely to satisfy the disclosure requirements of the U.S. Securities and Exchange Commission.

EastGroup’s projections are based on management’s current beliefs and assumptions about our business, the industry and the markets in which we operate; there are known and unknown risks and uncertainties associated with these projections. The Company assumes no obligation to update publicly any forward-looking statements, including its Outlook for 2020, whether as a result of new information, future events or otherwise. The COVID-19 pandemic has disrupted global, national and local economies and the financial markets; it is difficult to predict the future impact on our business, financial condition, results of operations and cash flows. Please refer to the “Forward-Looking Statements” disclosures included in this earnings release and “Risk Factors” disclosed in our annual and quarterly reports filed with the Securities and Exchange Commission for more information.

	Low Range		High Range
	Q2 2020	Y/E 2020	Q2 2020	Y/E 2020
	(In thousands, except per share data)

Net income attributable to common stockholders	$18,554	80,535	20,112	85,213
Depreciation and amortization	30,270	118,517	30,270	118,517
Funds from operations attributable to common stockholders	$48,824	199,052	50,382	203,730

Diluted shares	38,947	38,982	38,947	38,982
Per share data (diluted):
Net income attributable to common stockholders	$0.48	2.07	0.52	2.19
Funds from operations attributable to common stockholders	1.25	5.11	1.29	5.23

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

The following assumptions were used for the mid-point:

Metrics	Revised Guidance for Year 2020	Initial Guidance for Year 2020	Actual for Year 2019
FFO per share	$5.11 - $5.23	$5.25 - $5.35	$4.98
FFO per share increase over prior year period	3.8%	6.4%	6.9%
Same PNOI growth: cash basis (1)(2)	.5% - 1.5%	2.5% - 3.5%	4.7%
Average month-end occupancy	95.2% (3)	96.3%	96.9%
Lease termination fee income	$500,000	$500,000	$1.3 million
Reserves for uncollectible rent	$3.8 million	$800,000	$448,000
Development starts:
Square feet	1.1 million	1.6 million	2.7 million
Projected total investment	$100 million	$150 million	$262 million
Value-add property acquisitions (projected total investment)	$10 million	$30 million	$108 million
Operating property acquisitions	$6 million	$65 million	$142 million
Operating property dispositions	none	$40 million	$66 million
Unsecured debt closing in period	$275 million at 3.26% weighted average interest rate	$100 million at 3.75%	$290 million at 3.45% weighted average interest rate
Common stock issuances	$15 million	$170 million	$288 million
General and administrative expense	$15.2 million	$16.4 million	$16.4 million

(1) Includes properties which have been in the operating portfolio since 1/1/19 and are projected to be in the operating portfolio through 12/31/20; includes 38,737,000 square feet.

(2) Excludes straight-line rent adjustments, amortization of market rent intangibles for acquired leases, and income from lease terminations. Includes $2.0 million of reserves for uncollectible rent.

(3) Average occupancy for the three months ended March 31, 2020 was 96.8%. Guidance for April through December 2020 includes an average occupancy of 94.7%.

DEFINITIONS

The Company’s chief decision makers use two primary measures of operating results in making decisions:  (1) funds from operations attributable to common stockholders (“FFO”) and (2) property net operating income (“PNOI”), defined as Income from real estate operations less Expenses from real estate operations (including market-based internal management fee expense) plus the Company’s share of income and property operating expenses from its less-than-wholly-owned real estate investments.

FFO is computed in accordance with standards established by the National Association of Real Estate Investment Trusts, Inc. (“Nareit”).  In December 2018, Nareit issued the “Nareit Funds from Operations White Paper - 2018 Restatement” (the “2018 White Paper”), which reaffirmed, and in some cases refined, Nareit's prior determinations concerning FFO. The guidance in the 2018 White Paper allows preparers an option as it pertains to whether gains or losses on sale, or impairment charges, on real estate assets incidental to a REIT's business are excluded from the calculation of FFO. EastGroup has made the election to exclude activity related to such assets that are incidental to our business. The Company has revised prior periods to reflect this guidance. FFO is calculated as net income (loss) attributable to common stockholders computed in accordance with U.S. generally accepted accounting principles ("GAAP"), excluding gains and losses from sales of real estate property (including other assets incidental to the Company’s business) and impairment losses, adjusted for real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

FFO Excluding Gain on Casualties and Involuntary Conversion is calculated as FFO (as defined above), adjusted to exclude gain on casualties and involuntary conversion. The Company believes that the exclusion of gain on casualties and involuntary conversion presents a more meaningful comparison of operating performance.

EastGroup sometimes refers to PNOI from Same Properties as “Same PNOI” in this press release and the accompanying reconciliation; the Company also presents Same PNOI Excluding Income from Lease Terminations. The Company presents Same PNOI and Same PNOI Excluding Income from Lease Terminations as a property-level supplemental measure of performance used to evaluate the performance of the Company’s investments in real estate assets and its operating results on a same property basis. The Company believes it is useful to evaluate Same PNOI Excluding Income from Lease Terminations on both a straight-line and cash basis. The straight-line basis is calculated by averaging the customers’ rent payments over the lives of the leases; GAAP requires the recognition of rental income on the straight-line basis. The cash basis excludes adjustments for straight-line rent and amortization of market rent intangibles for acquired leases; the cash basis is an indicator of the rents charged to customers by the Company during the periods presented and is useful in analyzing the embedded rent growth in the Company’s portfolio. Same Properties is defined as operating properties owned during the entire current period and prior year reporting period. Properties developed or acquired are excluded until held in the operating portfolio for both the current and prior year reporting periods. Properties sold during the current or prior year reporting periods are also excluded.

FFO and PNOI are supplemental industry reporting measurements used to evaluate the performance of the Company’s investments in real estate assets and its operating results. The Company believes that the exclusion of depreciation and amortization in the industry’s calculations of PNOI and FFO provides supplemental indicators of the properties’ performance since real estate values have historically risen or fallen with market conditions.  PNOI and FFO as calculated by the Company may not be comparable to similarly titled but differently calculated measures for other real estate investment trusts (“REITs”).  Investors should be aware that items excluded from or added back to FFO are significant components in understanding and assessing the Company’s financial performance.

The Company’s chief decision makers also use Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”) in making decisions. EBITDAre is defined as Net Income, adjusted for gains and losses from sales of real estate investments, non-operating real estate and other assets incidental to the Company’s business, interest expense, income tax expense, depreciation and amortization. EBITDAre is a non-GAAP financial measure used to measure the Company’s operating performance and its ability to meet interest payment obligations and pay quarterly stock dividends on an unleveraged basis.

EastGroup’s chief decision makers also use its Debt-to-EBITDAre ratio, a non-GAAP financial measure calculated by dividing the Company’s debt by its EBITDAre, in analyzing the financial condition and operating performance of the Company relative to its leverage.

The Company’s interest and fixed charge coverage ratios are non-GAAP financial measures calculated by dividing the Company’s EBITDAre by its interest expense. These ratios provide a basis for analysis of the Company’s leverage, operating performance, and its ability to service the interest payments due on its debt.

CONFERENCE CALL

EastGroup will host a conference call and webcast to discuss the results of its first quarter and review the Company’s current operations on Friday, May 1, 2020, at 11:00 a.m. Eastern Time.  A live broadcast of the conference call is available by dialing 1-877-876-9174 (conference ID: EastGroup) or by webcast through a link on the Company’s website at www.eastgroup.net.  If you are unable to listen to the live conference call, a telephone and webcast replay will be available until Friday, May 8, 2020.  The telephone replay can be accessed by dialing 1-800-723-2156, and the webcast replay can be accessed through a link on the Company’s website at www.eastgroup.net.

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

SUPPLEMENTAL INFORMATION

Supplemental financial information is available under Quarterly Results in the Investor Relations section of the Company’s website at www.eastgroup.net or upon request by calling the Company at 601-354-3555.

COMPANY INFORMATION

EastGroup Properties, Inc. (NYSE: EGP), an S&P MidCap 400 company, is a self-administered equity real estate investment trust focused on the development, acquisition and operation of industrial properties in major Sunbelt markets throughout the United States with an emphasis in the states of Florida, Texas, Arizona, California and North Carolina.  The Company’s goal is to maximize shareholder value by being a leading provider in its markets of functional, flexible and quality business distribution space for location sensitive customers (primarily in the 15,000 to 70,000 square foot range).  The Company’s strategy for growth is based on ownership of premier distribution facilities generally clustered near major transportation features in supply-constrained submarkets.  EastGroup’s portfolio, including development projects and value-add acquisitions in lease-up and under construction, currently includes approximately 45.7 million square feet.  EastGroup Properties, Inc. press releases are available on the Company’s website at www.eastgroup.net.

FORWARD-LOOKING STATEMENTS

The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “should,” “intends,” “plans,” “estimates” or “anticipates” and variations of such words or similar expressions or the negative of such words, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These forward-looking statements reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the Company and on assumptions it has made. Although the Company believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to:

•	international, national, regional and local economic conditions;

•
the duration and extent of the impact of coronavirus disease (COVID-19) on our business and the businesses of our tenants (including their ability to timely make rent payments) and the economy generally;

•
the duration of any “shelter-in-place” or “stay-at-home” orders or other formal recommendations for social distancing which may have affected our operations or the operations of our tenants, and the speed and extent to which revenues of our tenants recover following the lifting of any such orders or recommendations;

•	the general level of interest rates and ability to raise equity capital on attractive terms;

•
financing risks, including the risks that our cash flows from operations may be insufficient to meet required payments of principal and interest and we may be unable to refinance our existing debt upon maturity or obtain new financing on attractive terms or at all;

•	the competitive environment in which the Company operates;

•	fluctuations of occupancy or rental rates;

•
potential defaults (including bankruptcies or insolvency) on or non-renewal of leases by tenants, or the Company’s ability to lease space at current or anticipated rents, particularly in light of the significant uncertainty as to when and the conditions under which current or potential tenants will be able to operate physical locations in the future;

•
potential changes in the law or governmental regulations and interpretations of those laws and regulations, including changes in real estate laws or REIT or corporate income tax laws, and potential increases in real property tax rates;

•	our ability to maintain our qualification as a REIT;

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

•	acquisition and development risks, including failure of such acquisitions and development projects to perform in accordance with projections;

•	natural disasters such as fires, floods, tornadoes, hurricanes and earthquakes;

•	pandemics, epidemics or other public health emergencies, such as the recent outbreak of COVID-19;

•
the terms of governmental regulations that affect us and interpretations of those regulations, including the costs of compliance with those regulations, changes in real estate and zoning laws and increases in real property tax rates;

•	credit risk in the event of non-performance by the counterparties to the interest rate swaps;

•	lack of or insufficient amounts of insurance;

•	litigation, including costs associated with prosecuting or defending claims and any adverse outcomes;

•	our ability to retain key personnel;

•	the consequences of future terrorist attacks or civil unrest; and

•	environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us.

All forward-looking statements should be read in light of the risks identified in Part I, Item 1A. Risk Factors within the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and in its Quarterly Reports on Form 10-Q.

The Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended
	March 31,
	2020	2019
REVENUES
Income from real estate operations	$88,577	78,637
Other revenue	51	161
	88,628	78,798
EXPENSES
Expenses from real estate operations	25,829	22,302
Depreciation and amortization	27,892	23,746
General and administrative	3,281	3,844
Indirect leasing costs	108	93
	57,110	49,985
OTHER INCOME (EXPENSE)
Interest expense	(8,457)	(8,846)
Gain on sales of real estate investments	—	2,325
Other	237	242
NET INCOME	23,298	22,534
Net income attributable to noncontrolling interest in joint ventures	(1)	(5)
NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS	23,297	22,529
Other comprehensive loss - cash flow hedges	(15,790)	(2,313)
TOTAL COMPREHENSIVE INCOME	$7,507	20,216

BASIC PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$0.60	0.62
Weighted average shares outstanding	38,882	36,465
DILUTED PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$0.60	0.62
Weighted average shares outstanding	38,961	36,526

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended
	March 31,
	2020	2019

NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS	$23,297	22,529
Depreciation and amortization	27,892	23,746
Company’s share of depreciation from unconsolidated investment	35	35
Depreciation and amortization from noncontrolling interest	(42)	(47)
Gain on sales of real estate investments	—	(2,325)
FUNDS FROM OPERATIONS (“FFO”) ATTRIBUTABLE TO COMMON STOCKHOLDERS	51,182	43,938
Gain on casualties and involuntary conversion	—	(100)
FFO EXCLUDING GAIN ON CASUALTIES AND INVOLUNTARY CONVERSION	$51,182	43,838

NET INCOME	$23,298	22,534
Interest expense (1)	8,457	8,846
Depreciation and amortization	27,892	23,746
Company’s share of depreciation from unconsolidated investment	35	35
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (“EBITDA”)	59,682	55,161
Gain on sales of real estate investments	—	(2,325)
EBITDA for Real Estate (“EBITDAre”)	$59,682	52,836
DILUTED PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$0.60	0.62
FFO attributable to common stockholders	$1.31	1.20
FFO Excluding Gain on Casualties and Involuntary Conversion attributable to common shareholders	$1.31	1.20
Weighted average shares outstanding for EPS and FFO purposes	38,961	36,526

(1) Net of capitalized interest of $2,561 and $2,036 for the three months ended March 31, 2020 and 2019, respectively.

EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES (Continued)
(IN THOUSANDS)
(UNAUDITED)

	Three Months Ended
	March 31,
	2020	2019

NET INCOME	$23,298	22,534
Gain on sales of real estate investments	—	(2,325)
Interest income	(29)	(33)
Other revenue	(51)	(161)
Indirect leasing costs	108	93
Depreciation and amortization	27,892	23,746
Company’s share of depreciation from unconsolidated investment	35	35
Interest expense (1)	8,457	8,846
General and administrative expense (2)	3,281	3,844
Noncontrolling interest in PNOI of consolidated joint ventures	(43)	(52)
PROPERTY NET OPERATING INCOME (“PNOI”)	62,948	56,527
PNOI from 2019 and 2020 Acquisitions	(2,036)	—
PNOI from 2019 and 2020 Development and Value-Add Properties	(4,644)	(280)
PNOI from 2019 Operating Property Dispositions	—	(1,188)
Other PNOI	88	46
SAME PNOI (Straight-Line Basis)	56,356	55,105
Net lease termination fee income from same properties	(444)	(140)
SAME PNOI EXCLUDING INCOME FROM LEASE TERMINATIONS (Straight-Line Basis)	55,912	54,965
Straight-line rent adjustments for same properties	419	(589)
Acquired leases - market rent adjustment amortization for same properties	(160)	(192)
SAME PNOI EXCLUDING INCOME FROM LEASE TERMINATIONS (Cash Basis)	$56,171	54,184

(1) Net of capitalized interest of $2,561 and $2,036 for the three months ended March 31, 2020 and 2019, respectively.
(2) Net of capitalized development costs of $1,844 and $1,571 for the three months ended March 31, 2020 and 2019, respectively.